Exhibit 99.1

Company Contact:

Ornella Napolitano, VP and Treasurer

FiberTower Corporation

415.659.3580

onapolitano@fibertower.com

Investor Contact:

Cathy Mattison / Kirsten Chapman

Lippert/Heilshorn & Associates, Inc.

415.433.3777

cmattison@lhai.com

FIBERTOWER REPORTS 2010 SECOND QUARTER RESULTS

San Francisco, CA, August 5, 2010 — FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, reported results for the second quarter and six months ended June 30, 2010.

Highlights for the Quarter

•      Service revenues net of early termination liability (ETL) grew 16% to $18.1 million in the 2010 second quarter from $15.6 million in the 2009 second quarter.

•      Average monthly revenue per deployed site increased 16% to $1,925 in the 2010 second quarter from $1,666 in the 2009 second quarter.

•      Adjusted EBITDA net of ETL improved by 70% or $2.2 million to a loss of $1.0 million in the 2010 second quarter from a loss of $3.2 million in the 2009 second quarter.

•      Deployed sites grew to 3,136 in the second quarter of 2010 from 3,119 in the first quarter of 2010.

•      Billing customer locations increased to 6,244 in the 2010 second quarter from 6,207 in the first quarter of 2010.

•      Cash and cash equivalents balance was $42.2 million at June 30, 2010.

“We delivered strong year-over-year top line growth in the second quarter of 2010,” said Kurt Van Wagenen, FiberTower’s president and chief executive officer. “In addition, our revenue growth rate accelerated on a sequential basis from the first quarter to the second quarter. Sales momentum continued to be strong, and we have already sold more in the first half of 2010 than in all of 2009. We expect revenue to ramp further in the second half of the year as we turn up business booked in the first two quarters and pursue the robust backhaul opportunities we are seeing.”

2010 Second Quarter Consolidated Results

Service revenues for the three months ended June 30, 2010 increased by $2.8 million, or 18%, to $18.4 million, compared to $15.6 million for the second quarter of 2009. During the second quarter, FiberTower recorded $275,000 of non-recurring revenue associated with ETL of certain circuits. Revenue net of the ETL was $18.1 million, increasing 16% compared to the second quarter of 2009. The sale of additional capacity and Ethernet services to current customers and adding new customers on our network drove the increase in service revenues during the second quarter of 2010.

Operating expenses were $28.0 million in the second quarter, compared to $26.8 million in the second quarter of 2009, reflecting a $0.9 million impairment charge related to the write-off of unrecoverable construction-in-progress costs and increases in sales and marketing resources to drive growth. These increases were partially offset by lower general and administrative expense.

Interest expense decreased $8.8 million year-over-year from $12.3 million to $3.5 million. Net loss for the second quarter of 2010 was $13.1 million, compared to net income of $20.8 million in the second quarter of 2009. The second quarter of 2009 included the recognition of a gain of $44.6 million on the early extinguishment of debt.

Second quarter 2010 Adjusted EBITDA loss improved 70% to $1.0 million net of ETL, compared to a loss of $3.2 million in the second quarter of 2009 and a sequential improvement of 49% over the first quarter 2010. Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation, gain on early extinguishment of debt, debt exchange expenses and other income (expense). The reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure, to net income (loss) is provided at the end of this release.

Consolidated Results for the Six Months Ended June 30, 2010

Service revenues for the six months ended June 30, 2010 rose 20%, to $36.2 million, compared to $30.3 million for the year ago period. During the first six months of 2010, FiberTower recorded $862,000 of non-recurring revenue associated with ETL of certain circuits. Revenue for the first six months of 2010 net of ETL was $35.3 million, improving 17% over the same year ago period. Net loss for the first half of 2010 was $24.9 million, compared to net income of $47.5 million in the first half of 2009. The first half of 2009 included the recognition of a gain of $98.2 million on the early extinguishment of debt. For the six months ended June 30, 2010, Adjusted EBITDA loss net of ETL improved 66% to $2.8 million, compared to a loss of $8.2 million for the year ago period.

Thomas Scott, chief financial officer of FiberTower, said “We continue to improve our financial performance by leveraging our existing network and delivering consistent organic growth. We are now driving the business to achieve positive Adjusted EBITDA and deliver ongoing financial sustainability. We continue to believe future quarterly growth rates may increase as we turn up more of the recently sold business and expect to grow 2010 revenue 17% to 22% over 2009 revenue of $63.2 million in line with our previous guidance.”

Liquidity and Capital Resources

During the second quarter of 2010, cash consumption was $5.3 million, compared to $35.6 million in the second quarter of 2009, which included the impact of debt repurchases totaling $30.9 million. Outstanding debt, including accretion, at June 30, 2010 was $159.6 million comprised of $127.2 million in 9.0% Senior Secured Notes due 2016 and $32.4 million in 9.0% Convertible Senior Secured Notes due 2012.

Capital expenditures for the second quarter of 2010 totaled $6.5 million, compared to $2.4 million in the second quarter of 2009. Consolidated cash and cash equivalents at June 30, 2010 were $42.2 million, compared to $47.5 million at March 31, 2010.

“In the second quarter, our capital expenditures increased, as anticipated, to support the delivery of the sales booked during the first half of the year. We expect to see this trend continuing through the year to support success-based new site deployments,” concluded Scott.

Conference Call Details

FiberTower has scheduled a conference call for Friday, August 6th at 11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time to discuss the second quarter 2010 financial results. To participate on the live call, please dial 1-800-762-8779 at least 10 minutes before the start of the conference. International participants may dial 1-480-629-9771. The conference ID number is 4324056.

Management will review a slide presentation concurrently via webcast summarizing results for the 2010 second quarter. Investors may access the webcast and presentation from the “Investor Relations” section of the company’s website at www.fibertower.com/corp/investors-presentations-and-events.shtml.

A telephone replay will be available until midnight PT on August 11th by dialing 1-800-406-7325 or 1-303-590-3030, and entering pass code #4324056. A replay will also be available at the web address above for 90 days.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class fiber and microwave networks in 13 major markets and master service agreements with nine U.S. wireless carriers, FiberTower is considered to be a leading alternative carrier for wireless backhaul. FiberTower also provides backhaul and access service to government and enterprise markets. For more information, please visit our website at www.fibertower.com.

Forward-Looking Statements

This news release includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, or SEC, in its rules, regulations and releases.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include statements regarding, among other things, our future financial performance and results of operations including guidance for expected ranges of 2010 revenue, Adjusted EBITDA and capital expenditures, our financial and business prospects, the deployment of our services, capital requirements, financing prospects, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans, and anticipated cash balances.

There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements. These include, among other things, negative cash flows and operating and net losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors described in the company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the SEC.

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Service revenues	$18,388	$15,579	$36,211	$30,298
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	15,205	14,158	29,202	28,299
Sales and marketing	1,130	455	2,149	1,448
General and administrative	4,610	5,217	9,707	11,360
Depreciation and amortization	7,038	7,004	13,409	14,027
Total operating expenses	27,983	26,834	54,467	55,134
Loss from operations	(9,595)	(11,255)	(18,256)	(24,836)
Other income (expense):
Interest income	29	73	54	227
Interest expense	(3,486)	(12,280)	(6,848)	(27,395)
Gain on early extinguishment of debt, net	—	44,577	—	98,248
Miscellaneous income, net	1	57	191	172
Total other income (expense), net	(3,456)	32,427	(6,603)	71,252
Income (loss) before income taxes	(13,051)	21,172	(24,859)	46,416
Income tax (provision) benefit	—	(381)	—	1,087
Net income (loss)	$(13,051)	$20,791	$(24,859)	$47,503

Net income (loss) per share attributable to common stockholders:
Basic	$(0.28)	$1.37	$(0.54)	$3.14
Diluted	$(0.28)	$1.36	$(0.54)	$3.13

Shares used in computing net income (loss) per share:
Basic	45,692	14,720	45,648	14,697
Diluted	45,692	14,893	45,648	14,745

FIBERTOWER CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except par value)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$42,193	$50,669
Restricted cash and investments, current portion	5,758	3,898
Accounts receivable, net of allowances of $43 and $50 at June 30, 2010 and December 31, 2009, respectively	7,980	6,824
Prepaid expenses and other current assets	2,071	2,119
Total current assets	58,002	63,510
Restricted cash and investments, net of current portion	5,942	7,702
Property and equipment, net	216,160	221,417
FCC licenses	287,495	287,495
Intangible and other long-term assets, net	4,446	4,302
Total assets	$572,045	$584,426

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$5,760	$3,209
Accrued compensation and related benefits	2,460	1,769
Accrued interest payable	2,170	465
Other accrued liabilities	1,284	1,138
Current portion of accrued restructuring costs	1,231	1,215
Current portion of obligation under capital lease	253	253
Total current liabilities	13,158	8,049
Other liabilities	1,117	809
Deferred rent	7,473	7,206
Asset retirement obligations	4,846	4,550
Accrued restructuring costs, net of current portion	1,059	1,560
Obligation under capital lease, net of current portion	3,561	3,471
Long-term debt	159,648	154,528
Deferred tax liability	71,904	71,904
Total liabilities	262,766	252,077
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 400,000 shares authorized, 49,964 and 45,701 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	50	46
Additional paid-in capital	960,602	958,817
Accumulated deficit	(651,373)	(626,514)
Total stockholders’ equity	309,279	332,349
Total liabilities and stockholders’ equity	$572,045	$584,426

FIBERTOWER CORPORATION

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2010	2009
Operating activities
Net income (loss)	$(24,859)	$47,503
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	13,409	14,027
Impairment of long-lived assets and other charges	976	165
Increase in deferred rent	267	674
Accretion of asset retirement obligations	296	247
Accretion of accrued restructuring charges	138	201
Accretion of obligation under capital lease	90	—
Gain on early extinguishment of debt, net	—	(98,248)
Non-cash payment-in-kind of interest	1,485	18,213
Increase in carrying value of Notes due 2016	2,824	—
Accretion of Notes due 2012	811	9,517
Amortization of debt issuance costs	67	649
Stock-based compensation	1,782	2,274
Income tax benefit	—	(1,087)
Net changes in operating assets and liabilities:
Accounts receivable, net	(1,156)	358
Prepaid expenses and other current assets	48	866
Other long-term assets	(360)	(236)
Accounts payable	2,551	(2,298)
Accrued compensation and related benefits	691	652
Accrued interest payable	1,705	(799)
Other accrued liabilities	(169)	(538)
Net cash provided by (used for) operating activities	596	(7,860)
Investing activities
Increase in restricted cash and investments	(100)	—
Purchase of property and equipment	(8,979)	(4,657)
Cash used for investing activities	(9,079)	(4,657)
Financing activities
Cash paid for repurchases of Notes due 2012	—	(52,180)
Proceeds from exercise of stock options	7	—
Cash provided by (used for) financing activities	7	(52,180)
Net decrease in cash and cash equivalents	(8,476)	(64,697)
Cash and cash equivalents at beginning of period	50,669	154,357

Cash and cash equivalents at end of period	$42,193	$89,660

Supplemental Disclosures
Cash paid for interest on Notes due 2012 repurchased	$—	$1,970

Reconciliation of Non-GAAP Financial Measures:

This news release includes the use of Adjusted EBITDA, which is a non-GAAP financial measure management uses to monitor the financial performance of the company’s operations.  This measurement, together with GAAP measures such as revenue and loss from operations, assists management in its decision-making processes relating to the operation of the company’s business.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment and restructuring charges, stock-based compensation, gain on early extinguishment of debt, debt exchange expenses and other income (expense).  Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow used in operating activities as determined in accordance with GAAP, as a measure of performance or liquidity.  In addition, the company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  This non-GAAP financial measure should be viewed in addition to, and not as an alternative for, the company’s reported financial results as determined in accordance with GAAP.

During the first and second quarters of 2010, the company recorded $587,000 and $275,000, respectively, in revenue associated with an early termination liability (ETL) of certain circuits. As this is not recurring revenue, the company has adjusted revenue and Adjusted EBITDA to exclude the ETL. The following table shows the calculation of the company’s total Adjusted EBITDA reconciled to net income (loss) and the reconciliation of revenue and Adjusted EBITDA excluding the ETL.

FIBERTOWER CORPORATION

Reconciliation of GAAP to Adjusted EBITDA

(In thousands)

	Three months ended
	6/30/10	3/31/10	6/30/09
Net income (loss)	$(13,051)	$(11,808)	$20,791
Adjustments:
Depreciation and amortization	7,038	6,371	7,004
Stock-based compensation	879	903	873
Interest income	(29)	(25)	(73)
Interest expense	3,486	3,362	12,280
Gain on early extinguishment of debt, net	—	—	(44,577)
Impairment of long-lived assets and other charges and credits	996	(73)	102
Income tax provision	—	—	381
Adjusted EBITDA	(681)	(1,270)	(3,219)
Early termination liability (“ETL”)	(275)	(587)	—
Adjusted EBITDA, net of ETL	$(956)	$(1,857)	$(3,219)

	Six months ended
	6/30/10	6/30/09
Net income (loss)	$(24,859)	$47,503
Adjustments:
Depreciation and amortization	13,409	14,027
Stock-based compensation	1,782	2,274
Interest income	(54)	(227)
Interest expense	6,848	27,395
Gain on early extinguishment of debt, net	—	(98,248)
Impairment of long-lived assets and other charges and credits	923	194
Income tax benefit	—	(1,087)
Adjusted EBITDA	(1,951)	(8,169)
Early termination liability (“ETL”)	(862)	—
Adjusted EBITDA, net of ETL	$(2,813)	$(8,169)

FIBERTOWER CORPORATION

Reconciliation of Revenue Adjusted for ETL

(In thousands)

	Three months ended
	6/30/10	3/31/10	6/30/09
Service revenues	$18,388	$17,823	$15,579
Early termination liability (“ETL”)	(275)	(587)	—
Service revenues, net of ETL	$18,113	$17,236	$15,579

	Six months ended
	6/30/10	6/30/09
Service revenues	$36,211	$30,298
Early termination liability (“ETL”)	(862)	—
Service revenues, net of ETL	$35,349	$30,298